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SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road

Windsor, Connecticut 06095

April 6, 2020

My Fellow Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. to be held on Wednesday, May 20, 2020 at 9:00 a.m., local time, at our offices located at 151 West 42nd Street, Sixth Floor, New York, New York 10036.

At the 2020 annual meeting, you will be asked to (i) elect three Class I Directors to our Board of Directors for the ensuing three years; (ii) approve, in an advisory vote, the compensation of our named executive officers; and (iii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  The Board recommends that you vote for each of the director nominees nominated by our Board, that you approve the compensation of our named executive officers and that you ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

We hope you will be able to attend the 2020 annual meeting.  Whether or not you plan to attend the 2020 annual meeting, it is important that your shares are represented.  Therefore, we urge you to promptly vote your shares by one of the methods we offer.

Sincerely,

WILLIAM C. STONE
Chairman of the Board & Chief Executive Officer

YOUR VOTE IS IMPORTANT

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement  | i

ii  |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

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SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road

Windsor, Connecticut 06095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2020

The 2020 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. will be held on Wednesday, May 20, 2020 at 9:00 a.m., local time, at our offices located at 151 W. 42nd Street, Sixth Floor, New York, New York 10036, to consider and act upon the following matters:

1.	To elect three Class I Directors to our Board of Directors, to serve for a term ending at the 2023 annual meeting and until their successor has been duly elected and qualified;
2.	To approve, in an advisory vote, the compensation of our named executive officers;
3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the 2020 annual meeting and any adjournment thereof.

Stockholders of record at the close of business on March 23, 2020, the record date for the 2020 annual meeting, are entitled to notice of and to vote at the meeting.

We are actively monitoring the public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments. In the event that it is not possible or advisable to hold our annual meeting at the time, date and place as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication or adjourning or postponing the meeting.  Any such change, including details on how to participate in a remote meeting, would be announced in advance via press release, a copy of which would be filed with the U.S. Securities and Exchange Commission, or SEC, as additional proxy solicitation materials and posted on our website at www.ssctech.com.

To increase efficiency, minimize costs and reduce our carbon footprint, most stockholders will not receive paper copies of our proxy materials.  Instead, we will use the internet as our key means of furnishing proxy materials to our stockholders, under the “Notice and Access” model permitted by the SEC, including the notice and proxy statement, a proxy card, and our 2019 annual report.  We will send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet.  The notice will also explain how stockholders may obtain paper copies of our proxy materials if they so choose.  Some stockholders may also receive our annual meeting materials in paper form.  You may elect to receive your materials in either format.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2020 annual meeting personally, we hope you will take the time to vote your shares.  If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Even if you plan to attend the 2020 annual meeting, please vote now using one of the above methods. You can change your vote at the meeting if you choose to do so.

By Order of the Board of Directors,

JOSEPH J. FRANK
Senior Vice President, Chief Legal Officer and Secretary

Dated: April 6, 2020

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 1

SS&C TECHNOLOGIES HOLDINGS, INC.
80 Lamberton Road
Windsor, Connecticut 06095

Proxy Statement for the 2020 Annual Meeting of Stockholders

To Be Held on May 20, 2020

Our 2020 Annual Meeting of Stockholders will be held on Wednesday, May 20, 2020, at 9:00 a.m., local time, at our offices located at 151 W. 42nd Street, Sixth Floor, New York, New York 10036.  For directions to our offices, please visit our website at https://www.ssctech.com/about-us/offices/new-york-ny. If you have any questions about the 2020 annual meeting, please contact Joseph J. Frank, our Corporate Secretary, by telephone at (646) 971-5467 or by sending a written request for information addressed to Joseph J. Frank at 151 W. 42nd Street, Seventh Floor, New York, New York 10036.

See the section of this proxy statement entitled “Information About the 2020 Annual Meeting” beginning on page 38 for details on the voting process and how to attend the 2020 annual meeting.

Information about this Proxy Statement

You have received this proxy statement because the Board of Directors of SS&C Technologies Holdings, Inc., which we refer to as SS&C Holdings, SS&C or the Company, is soliciting your proxy to vote your shares at the 2020 annual meeting and at any adjournment or postponement of the 2020 annual meeting. This proxy statement includes information we are required to provide to you under the rules of the SEC, and is designed to assist you in voting your shares. Only stockholders of record at the close of business on March 23, 2020 are entitled to receive notice of, and to vote at, the 2020 annual meeting.

Important Notice Regarding Availability of
Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on May 20, 2020

We are first making available and/or mailing this proxy statement and the accompanying proxy at no charge on or about April 6, 2020 to our stockholders of record as of March 23, 2020.  Most stockholders will not receive paper copies of our proxy materials, as we will use the internet as our key means of furnishing proxy materials to our stockholders, under the “Notice and Access” model permitted by the SEC. We will send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet. Stockholders may also receive our annual meeting materials in paper form at no charge.  You may elect to receive your materials in either format. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 39 for more information. In addition, we will furnish copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 upon written request of any stockholder and the payment of an appropriate processing fee.  Please address all such requests to SS&C Investor Relations at 80 Lamberton Road, Windsor, Connecticut 06095.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available for viewing, printing and downloading at http://www.ssctech.com/2020annualmeeting.  This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at http://www.sec.gov.

2 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

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2019 Performance Highlights

We believe the Company’s 2019 performance was exceptional, as evidenced by the following results:

•

Our total revenues for 2019 were $4,632.9 million, as compared to 2018 total revenues of $3,421.1 million, an increase of 35.4%, and 2017 total revenues of $1,675.3 million, an increase in 2018 of 104.2% as compared to 2017.

•

Our net income for 2019 was $438.5 million, as compared to 2018 net income of $103.2 million, an increase of 324.9%, and 2017 net income of $328.9 million, a decrease in 2018 of 68.6% as compared to 2017.

•

Our 2019 Adjusted Consolidated EBITDA (discussed and reconciled to GAAP net income on page 16) was $1,827.9 million, as compared to 2018 Adjusted Consolidated EBITDA of $1,281.2 million, an increase of 42.7%, and 2017 Adjusted Consolidated EBITDA of $695.5 million as compared to 2018, an increase of 84.2%.

•	We acquired two businesses:
(i)	Investrack, a provider of client engagement solutions designed for private bank, wealth and investment management firms, for approximately $7.7 million on October 1, 2019;
(ii)	Algorithmics, a provider of cloud-based risk analytics and regulatory solutions, for approximately $89.6 million on November 29, 2019;
•	Net cash provided by operating activities was $1,328.3 million in 2019. This is an improvement of $688.2 million or 107.5% from 2018.
•	We paid down $2,046.6 million of net debt since acquiring DST Systems, bringing our net leverage ratio to 3.77 times Consolidated EBITDA as of December 31, 2019.

Highlights of Proposals Being Voted Upon

This summary highlights information that is relevant to certain proposals being voted on at the Annual Meeting. Additional discussion of these proposals is contained elsewhere in this proxy statement, which we encourage you to review in its entirety.

Proposal 1:  Election of Directors.

The Board recommends that you vote “FOR” the election of our three Class I Directors whose terms will expire at the 2023 annual meeting: Normand A. Boulanger, David A. Varsano and Michael J. Zamkow.  Mr. Boulanger currently serves as Vice Chair of our Board. David A. Varsano serves as Chair of our Nominating Committee and as a member of our Audit Committee. Mr. Zamkow currently serves as a member of our Compensation Committee. See the section of this proxy statement entitled “Information Regarding Directors and Director Nominees” beginning on page 5 for additional discussion of our director nominees and their qualifications.

Proposal 2:  Advisory Vote to Approve Named Executive Officer Compensation.

The Board recommends that you vote “FOR” the advisory resolution to approve the compensation of our named executive officers (the so-called “say-on-pay”).  The Compensation Discussion and Analysis, beginning at page 14 of this proxy statement, describes the Company’s compensation philosophy and programs in place for 2019. We believe the Company’s compensation programs have been effective in motivating and driving our named executive officers to help the Company achieve the strong performance described above. We encourage you to approve the compensation of our named executive officers because our executive officers have contributed significantly to the Company’s strong performance.

Proposal 3:  Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, which we refer to as fiscal 2020. This appointment is being presented to the stockholders for ratification at the 2020 annual meeting. We encourage you to vote “FOR” ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement |  3

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PROPOSAL 1

Election of Directors

Our Certificate provides for a classified Board. This means our Board is divided into three classes, with each class having as nearly as possible an equal number of directors.  The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Normand A. Boulanger, David A. Varsano and Michael J. Zamkow, each with a term ending at the 2020 annual meeting;
•	Class II is comprised of Jonathan E. Michael, whose term ends at the 2021 annual meeting; and
•	Class III is comprised of Smita Conjeevaram, Michael E. Daniels and William C. Stone, each with a term ending at the 2022 annual meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose term is expiring.  Messrs. Boulanger, Varsano and Zamkow are current directors whose terms expire at the 2020 annual meeting.  Each of these directors has been nominated by the Nominating Committee (and his nomination has been ratified by the Board) for re-election as a Class I director, with a term ending at the 2023 annual meeting.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending at the 2023 annual meeting, to hold office until her/his successor has been duly elected and qualified.  Stockholders who do not wish their shares to be voted for one or all of these three nominees may so indicate by following the directions set out on the proxy card or in the instructions provided in the Notice of Internet Availability of Proxy Materials. Please see “How We Use the E-Proxy Process (Notice & Access)” on page 39 for more information.  Each of the nominees has indicated his willingness to serve on our Board, if elected.  If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board.  We do not contemplate that any of the three nominees will be unable to serve if elected.

A plurality of the shares of common stock present in person or represented by proxy at the 2020 annual meeting and entitled to vote is required to elect the nominee as a director.

Directors’ Recommendation THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF NORMAND A. BOULANGER, DAVID A. VARSANO AND MICHAEL J. ZAMKOW

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Board of Directors and Management

Information Regarding Directors and Director Nominees

Our Certificate provides for the classification of our Board into three classes, each having as nearly an equal number of directors as possible.  The terms of service of the three classes are staggered such that the term of one class expires each year.

Our Board currently consists of seven directors. Class I consists of Normand A. Boulanger, David A. Varsano and Michael J. Zamkow, each with a term ending at the 2020 annual meeting.  Class II consists of Jonathan E. Michael, whose term ends at the 2021 annual meeting.  Class III consists of Smita Conjeevaram, Michael E. Daniels and William C. Stone, each with a term ending at the 2022 annual meeting.  One class is elected each year and members of each class hold office for three-year terms.

Our Nominating Committee has recommended, and the Board has nominated, Messrs. Boulanger, Daniels and Zamkow for election at the 2020 annual meeting as the Class I directors, each to serve until the 2023 annual meeting and until her/his successor has been duly elected and qualified.  Each of the nominees is currently a member of our Board.

The following table and biographical descriptions provide information relating to each director and director nominee, including her/his age and period of service as a director of our company, her/his committee memberships, her/his business experience for at least the past five years, including directorships at other public companies, and certain other information.

Name	Age	Present Principal Employment and Prior Business Experience
Class I Directors Nominees to be elected at the 2020 annual meeting (terms expiring at the 2020 annual meeting)
Normand A. Boulanger Vice Chair	58

Mr. Boulanger transitioned into a role as Special Advisor to the Chief Executive Officer on August 1, 2019.  On February 3, 2020, Mr. Boulanger retired as an employee and from his role as Special Advisor and continues to serve as a director on our Board.  He was elected to serve as a director on our Board in 2006 and appointed Vice Chair in August 2018.  Prior to that, he served as our President and Chief Operating Officer since October 2004, our Executive Vice President and Chief Operating Officer from October 2001 to October 2004, Senior Vice President, SS&C Direct from March 2000 to September 2001, Vice President, SS&C Direct from April 1999 to February 2000, Vice President of Professional Services for the Americas, from July 1996 to April 1999, and Director of Consulting from March 1994 to July 1996.  Prior to joining SS&C, Mr. Boulanger served as Manager of Investment Accounting for The Travelers from September 1986 to March 1994. The Board has concluded that Mr. Boulanger should serve as a director because he has substantial knowledge and experience regarding our operations, employees, targeted markets, strategic initiatives and competitors.

David A. Varsano Audit Committee Nominating Committee (Chair)	58

Mr. Varsano was elected as one of our directors in March 2011.  He is currently the Chairman of the Board and Chief Executive Officer of Pacific Packaging Products, a company specializing in industrial packaging and related solutions and supply chain management services, which he joined in September 1999.  Prior to joining Pacific Packaging Products, Mr. Varsano served as the Chief Technology Officer and Vice President, Software Development of SS&C from 1995 to 1999 and as Manager of SS&C Direct from 1998 to 1999.  Mr. Varsano currently serves on the Board of Directors of Packaging Distributors of America.  Mr. Varsano previously served on the Board of Directors of Aviv Centers for Living.  The Board has concluded that Mr. Varsano should serve as a director because he has a broad range of experience relevant to our business and a strong understanding of software architectures.

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Name	Age	Present Principal Employment and Prior Business Experience
Class I Directors Nominees to be elected at the 2020 annual meeting (terms expiring at the 2020 annual meeting)
Michael J. Zamkow Compensation Committee	64

Mr. Zamkow was elected one of our directors in June 2014.  He retired—after a 17-year career—from Goldman Sachs in November 2001, where he was a partner from 1994 to 2001.  From 1999, Mr. Zamkow was responsible for Goldman Sachs’ fixed income, currency and commodities business.  He is currently a member of the Board of Trustees of Northeastern University.  Mr. Zamkow previously served on the Boards of Directors of the Futures Industry Association and the London Clearing House.  The Board has concluded that Mr. Zamkow should serve as a director because he has extensive experience in the financial services industry.

Class II Director (term expiring at the 2021 annual meeting)
Jonathan E. Michael Audit Committee (Chair) Nominating Committee	66

Mr. Michael was elected as one of our directors in April 2010.  He currently serves as Chairman, President and Chief Executive Officer of RLI Corp., a publicly traded specialty insurance company, which he joined in 1982.  Mr. Michael has held various positions at RLI Corp., including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer.  Prior to joining RLI Corp., Mr. Michael was associated with the accounting firm Coopers & Lybrand.  He currently serves on the Boards of Directors of RLI Corp. and Maui Jim, Inc. and TADA Cognitive Solutions.  The Board has concluded that Mr. Michael should serve as a director because he has extensive experience in the financial services industry, including companies that we seek to target as clients, as well as extensive operational experience as a director and officer of financial services and insurance companies.

Class III Directors (term expiring at the 2022 annual meeting)
Smita Conjeevaram Audit Committee	59

0BMs. Conjeevaram was appointed as one of our directors in November 2015 and elected to our Board at the 2016 Annual Meeting of Stockholders.  Ms. Conjeevaram retired in 2013 after a 19-year career in the global investment and hedge fund firm industry.  Her most recent position was as the Deputy Chief Financial Officer – Credit Hedge Funds and Chief Financial Officer – Credit Funds of the Fortress Investment Group LLC, where she served from 2010 to 2013.  Prior to that, Ms. Conjeevaram served as the Chief Financial Officer of Everquest Financial LLC from 2006 to 2009 and Strategic Value Partners LLC from 2004 to 2005.  Ms. Conjeevaram began her career as a tax specialist at two Big-4 public accounting firms and is a certified public accountant.  The Board has concluded that Ms. Conjeevaram should serve as a Director because she has extensive experience in the financial services industry and particularly hedge fund operations.

6 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Name	Age	Present Principal Employment and Prior Business Experience
Class I Directors Nominees to be elected at the 2020 annual meeting (terms expiring at the 2020 annual meeting)
Michael E. Daniels Compensation Committee (Chair) Nominating Committee	65

1BMr. Daniels was elected as one of our directors in October 2013.  Mr. Daniels retired—after a 36-year career—from International Business Machines Corporation in March 2013 as Senior Vice President and Group Executive IBM Global Services.  Mr. Daniels currently serves on the Boards of Directors of Johnson Controls International Plc and Thomson Reuters.  The Board has concluded that Mr. Daniels should serve as a director because he brings experience as a board and committee member of a public company, a detailed understanding of the computer and information services industry, and expertise in the management of complex technology organizations.

William C. Stone Chairman and Chief Executive Officer	65

Mr. Stone founded SS&C Technologies, Inc., or SS&C, the primary operating company and wholly owned direct subsidiary of SS&C Technologies Holdings, Inc., in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since our inception.  He also has served as our President from inception through April 1997 and again from March 1999 until October 2004.  Prior to founding SS&C, Mr. Stone directed the financial services consulting practice of KPMG LLP, an accounting firm, in Hartford, Connecticut and was Vice President of Administration and Special Investment Services at Advest, Inc., a financial services company.  The Board has concluded that Mr. Stone should serve as a director because, as our founder, Chief Executive Officer, and a principal stockholder, Mr. Stone provides a critical contribution to the Board reflecting his detailed knowledge of our company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

 Corporate Governance Matters

We believe that good corporate governance and fostering an environment of high ethical standards are important for us to achieve business success and to create value for our stockholders.  Our Board periodically reviews our corporate governance practices in light of regulatory developments and practices at other public companies and makes changes that it believes are in the best interests of the Company and its stockholders.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Our Board has determined that none of Ms. Conjeevaram or Messrs. Daniels, Michael, Varsano or Zamkow has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of Nasdaq.

Stockholders Agreement

The Company is a party to a Stockholders Agreement, as amended, which we refer to as the Stockholders Agreement, with William C. Stone, our Chairman and Chief Executive Officer.  The Stockholders Agreement entitles Mr. Stone to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer.  For more information on the Stockholders Agreement, see the section of this proxy statement entitled “Related Person Transactions—Stockholders Agreement” beginning on page 37.

Director Nomination Process

The process followed by the Nominating Committee to identify and evaluate director candidates may include requesting recommendations from Board members and others, holding meetings from time to time to evaluate biographical information and background material relating to potential candidates, and conducting interviews of selected candidates by members of the Nominating Committee.

The Nominating Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties.  Stockholders may recommend individuals to the Nominating Committee for

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 7

consideration as potential director candidates by submitting their names, together with appropriate biographical information and background material, to the Nominating Committee c/o Corporate Secretary, SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, Connecticut 06095.  Assuming that appropriate biographical information and background material is provided on a timely basis, the Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

In addition, stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in our By-laws and described under “Stockholder Proposals and Director Nominations” beginning on page 41 below.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria specified in its charter.  These criteria include the candidate’s integrity, honesty, adherence to ethical standards, demonstrated business acumen, experience, ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, ability to contribute positively to the decision-making processes of the Company, commitment to understanding the Company and its industry and to regularly attending and participating in meetings of the Board and its committees, ability to understand the sometimes conflicting interests of the various constituencies of the Company and the absence of a conflict of interest.  The Nominating Committee does not assign specific weights to particular criterion, and no particular criterion is a prerequisite for any prospective nominee.  In terms of criteria for composition of the Board, the Nominating Committee considers the backgrounds and qualifications of the directors as a group with the goal of providing a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities.

Although the Nominating Committee considers the value of diversity on the Board, it has not adopted a written policy with regard to the consideration of diversity when evaluating candidates for director.  However, in practice, the Nominating Committee considers diversity of viewpoint, professional experience, education and skill in assessing candidates for the Board to ensure breadth of experience, knowledge and abilities within the Board.  Our Board’s priority in the selection of Board members is identification of members who will further the interests of our stockholders through their management experience, knowledge of our business, understanding of the competitive landscape and familiarity with our targeted markets.

The director biographies above describe each nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he or she should continue to serve as a member of our Board.  Our Board believes that each of the nominees has realized significant professional and personal achievements and possesses the background, talents and experience that are necessary for the Company’s success and the creation of stockholder value.

Board Meetings and Attendance

During the fiscal year ended December 31, 2019, which we refer to as fiscal 2019, our Board met four times and acted by unanimous written consent in lieu of a meeting nine times.  During fiscal 2019, the Audit Committee held five regular meetings and acted by unanimous written consent in lieu of a meeting once; the Compensation Committee held two regular meetings and acted by unanimous written consent in lieu of a meeting four times; and the Nominating Committee acted by unanimous written consent in lieu of a meeting twice.  Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board committees of which he/she was a member during fiscal 2019.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding directors’ attendance at annual meetings, but all of our directors are encouraged to attend our annual meetings.  All of our Board members attended our 2019 annual meeting of stockholders.

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Board Leadership Structure

Mr. Stone has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in 1986, and the provisions of the Stockholders Agreement require that so long as Mr. Stone is a member of our Board and the Chief Executive Officer of the Company, he shall serve as Chairman of the Board.  This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this leadership structure has been effective for us.  Having one person serve as both Chief Executive Officer and Chairman of the Board shows our employees, customers and other constituencies that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations.  We also believe that this leadership structure eliminates the potential for duplication of efforts and inconsistent actions and facilitates open communication between management and our Board.  We do not have a lead independent director.  We recognize that different board leadership structures may be appropriate for companies with different histories or varying equity ownership structures and percentages.  However, we believe our current leadership structure is the optimal board leadership structure for us.

Board Committees

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee, each of which operates under a charter that has been approved by our Board.  Each committee’s charter is posted on our website, at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents.  In addition, from time to time, special committees may be established under the direction of the Board to address specific issues.  The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.

Audit	Compensation	Nominating
Jonathan E. Michael*	Michael E. Daniels*	David A. Varsano*
Smita Conjeevaram	Michael J. Zamkow	Michael E. Daniels
David A. Varsano		Jonathan E. Michael

Our Board has determined that each member of each of the Board’s three standing committees is independent as defined under the rules of Nasdaq, including, in the case of each member of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and including, in the case of each member of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act and Nasdaq rules.

Audit Committee

Our Audit Committee assists our Board in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.  Our Audit Committee’s responsibilities, as set forth in its charter, include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;
•	overseeing and assessing the independence of our independent registered public accounting firm;
•	setting the compensation of our independent registered public accounting firm and preapproving all audit services to be provided to the Company;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures before such financial statements are filed with the Securities and Exchange Commission, or SEC;

•	directing the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company;
•	coordinating our Board’s oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;
•	overseeing our risk assessment and risk management policies;
•	discussing the Company’s policies with respect to risk assessment and risk management;

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•

discussing generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

reviewing the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” and conducting appropriate review and oversight of all related person transactions for potential conflict of interest situations; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 33 of this proxy statement.

Our Board has determined that each of the members of its Audit Committee is an “audit committee financial expert” as that term is defined under the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee has overall responsibility for the Company’s compensation. Our Compensation Committee’s responsibilities, as set forth in its charter, include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	reviewing, and making recommendations to our Board with respect to, incentive-compensation and equity-based plans that are subject to approval by our Board;
•	approving any tax-qualified, non-discriminatory employee benefit plans for which stockholder approval is not sought;
•

administering all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans including interpreting the terms of such plans and granting options and making awards under such plans;

•	reviewing and making recommendations to our Board with respect to director compensation;
•

reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, and considering whether it will recommend to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C;

•	preparing an annual report required by Item 407(e)(5) of Regulation S-K; and
•	in its discretion, retaining or obtaining the advice of compensation consultants, legal counsel or other advisors, and overseeing their work.

Nominating Committee

Our Nominating Committee has overall responsibility for developing Board membership. Our Nominating Committee’s responsibilities, as set forth in its charter, include:

•

identifying individuals qualified to become members of our Board and recommending to our Board the nominees for election as directors at any annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•	reviewing with the Board the requisite skills and criteria for new Board members as well as the composition of our Board as a whole; and
•	recommending to our Board the directors to be appointed to each committee of the Board.

The processes and procedures followed by the Nominating Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”  As described above, the Stockholders Agreement provides Mr. Stone with the right to appoint two directors, including himself.

Risk Oversight

Our management is responsible for risk management on a day-to-day basis.  Our Audit Committee is responsible for overseeing our risk management function.  While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing our risk management.  Our Board and the Audit Committee fulfill their oversight role by discussing with management the policies and practices utilized by management in assessing and managing the risks and providing input on those policies and practices.  We believe that the leadership structure of our Board supports effective risk management oversight due to our Chairman and Chief Executive Officer’s extensive knowledge and understanding

10 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

of our business and, as noted in “Board Leadership Structure” above, because the combined role of Chairman and Chief Executive Officer facilitates communications between management and our Board.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties.  Communications should be in writing and addressed to our Corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group.  All correspondence will be forwarded to the intended recipient(s), except that certain items that are unrelated to the duties and responsibilities of our Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, referred to as the SS&C Code of Business Conduct and Ethics, which covers all directors, officers and employees and includes provisions relating to accounting and financial matters.  The SS&C Code of Business Conduct and Ethics is available on our website at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents.  If we make any substantive amendments to, or grant any waivers from, the code of ethics for any director or officer, we will disclose the nature of such amendment or waiver on our website at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents or in a Current Report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

Messrs. Daniels and Zamkow served on our Compensation Committee in fiscal 2019.  No member of the Compensation Committee had any related person transaction involving SS&C Holdings or any of its subsidiaries or is or has been a current or former officer or employee of SS&C Holdings. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during fiscal 2019.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 11

Document Headline

Subhead

Executive Officers Who Are Not Directors

Certain information regarding our executive officers, who are not also directors, is set forth below.  Generally, our Board elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)
Rahul Kanwar	45	President and Chief Operating Officer
Patrick J. Pedonti	68	Senior Vice President and Chief Financial Officer
Joseph J. Frank	54	Senior Vice President, Chief Legal Officer and Secretary

Rahul Kanwar has served as our President and Chief Operating Officer since August 2018.  Prior to that, he served as our Executive Vice President and Managing Director, Alternative Assets from September 2017, as our Senior Vice President and Managing Director, Alternative Assets, since January 2011, designated as an executive officer in March 2013 and served as a managing director of SS&C since 2005.  Prior to joining SS&C, Mr. Kanwar was employed by Eisner LLP where he was responsible for managing the Eisnerfast LLC fund administration business.  Mr. Kanwar started his career in public accounting.

Patrick J. Pedonti has served as our Senior Vice President and Chief Financial Officer since August 2002. Prior to that, Mr. Pedonti served as our Vice President and Treasurer from May 1999 to August 2002.  Prior to joining SS&C, from January 1997 to May 1999, Mr. Pedonti was the Vice President and Chief Financial Officer for Accent Color Sciences, Inc., a company specializing in high-speed color printing.

Joseph J. Frank has served as our Senior Vice President, Chief Legal Officer and Secretary of SS&C since March 2018.  Prior to joining SS&C, Mr. Frank was a partner at Shearman & Sterling LLP where he served as global co-head of the firm’s Securities Litigation and Enforcement Practice. Mr. Frank also serves on the Board of Trustees for Trinity College in Manhattan.

12 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for successful performance on our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this proxy statement beginning on page 14, including the “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2019.

As we describe in the “2019 Performance Highlights” section of this proxy statement beginning on page 3, our executive compensation program supports our business strategy and aligns the interests of our named executive officers with those of our stockholders. We believe our executive compensation program is working as evidenced by the Company’s strong performance in 2019:

•	Our total revenues for 2019 were $4,632.9 million, as compared to 2018 total revenues of $3,421.1 million and 2017 total revenues of $1,675.3 million, an increase of 35.4% and 104.2%, respectively.
•

Our net income for 2019 was $438.5 million, as compared to 2018 net income of $103.2 million, an increase of 324.9%, and 2017 net income of $328.9 million, a decrease in 2018 of 68.6% as compared to 2017.

•

Our 2019 Adjusted Consolidated EBITDA (discussed and reconciled to GAAP net income on page 16) was $1,827.9 million, as compared to 2018 Adjusted Consolidated EBITDA of $1,281.2 million and 2017 Adjusted Consolidated EBITDA of $695.5 million, an increase of 42.7% and 84.2%, respectively.

•	We acquired two businesses:
(i)	Investrack., a provider of client engagement solutions designed for private bank, wealth and investment management firms, for approximately $7.7 million on October 1, 2019;
(ii)	Algorithmics, a provider of cloud-based risk analytics and regulatory solutions, for approximately $89.6 million on November 29, 2019;
•	Net cash provided by operating activities was $1,328.3 million in 2019. This is an improvement of $688.2 million or 107.5% from 2018.
•	We paid down $2,046.6 million of net debt since acquiring DST Systems, bringing our net leverage ratio to 3.77 times Consolidated EBITDA as of December 31, 2019.

Accordingly, our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and any related narrative disclosures in this proxy statement, is hereby approved.0F1

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2

[1]

Unless otherwise indicated on your proxy or in the instructions provided in the Notice of Internet Availability of Proxy Materials, your shares will be voted “FOR” the approval of the compensation of our named executive officers.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 13

Executive and Director Compensation

Compensation Discussion and Analysis

Our executive compensation program is overseen and administered by our Compensation Committee, which currently consists of Messrs. Daniels and Zamkow. Our Compensation Committee operates under a written charter adopted by our Board and discharges the responsibilities of the Board relating to the compensation of our executive officers. For 2019, our named executive officers were Messrs. Stone, Kanwar, Pedonti, Frank and Boulanger. On August 1, 2019, Mr. Boulanger retired as an executive officer and transitioned into a role as Special Advisor to the Chief Executive Officer.  Mr. Boulanger retired as an employee and from his role as Special Advisor on February 3, 2020.

Executive compensation objectives

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;
•	reward successful performance by the named executive officers and the Company; and
•	align the interests of the named executive officers with those of our stockholders by providing long-term equity compensation.

To achieve these objectives, our Compensation Committee seeks to compensate our executives at levels it believes are competitive with those of other companies that compete with us for executive talent in our industry and in our region. While we have not retained a compensation consultant to review our executive compensation practices or formally benchmarked our compensation against that of other companies, our Compensation Committee has designed our compensation program to reward our named executive officers based on a number of factors, including the Company’s operating results, the Company’s performance against budget, individual performance, prior-period compensation and prospects for individual growth. Changes in compensation are generally incremental in nature and do not vary widely from year to year, but follow a general trend of increasing compensation as our business and profits grow. Many of the factors that affect compensation are subjective in nature and not tied to peer group analyses, surveys by compensation consultants or other statistical criteria.

Process for administering our executive compensation practices

Our Compensation Committee has overall responsibility for administering our executive officer compensation program. Our Chief Executive Officer typically presents salary, bonus and equity compensation recommendations to our Compensation Committee and our Compensation Committee, in turn, considers his recommendations and exercises ultimate approval authority. Our Chief Executive Officer’s recommendations are based on his years of experience in the financial services and software industries and his desire to motivate the executive officers and ensure their commitment to the Company. For each executive officer, including himself, our Chief Executive Officer prepares a description for our Compensation Committee of the individual’s performance during the prior year and recommends salary, bonus and equity amounts based upon his responsibilities and contributions to the Company’s performance. For the compensation of our executive officers other than our Chief Executive Officer, our Compensation Committee considers our Chief Executive Officer’s recommendations and discusses his reviews and recommendations with him as part of its deliberations. For our Chief Executive Officer’s compensation, our Compensation Committee considers his recommendations and generally conducts its deliberations without him present. In this determination, as in other compensation matters, our Compensation Committee exercises its independent judgment. After due consideration, our Compensation Committee accepted the Chief Executive Officer’s recommendations for 2019 executive officer base salaries, cash bonuses and stock option awards.

At our 2019 Annual Meeting of Stockholders, stockholders did not express support for the compensation of our named executive officers, with approximately 58% of the votes cast voting against approval of the “say-on-pay” advisory vote on executive compensation. In establishing 2019 executive compensation, our Compensation Committee considered the results of the 2019 advisory vote as well as the other factors described above. Our Compensation Committee did not make changes to our executive compensation program and policies as a result of the 2019 “say-on-pay” advisory vote.

Components of Our Executive Compensation

The primary elements of our annual executive compensation program are:

•	base salary;

14 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

•	discretionary annual cash bonuses; and
•	stock option awards.

We have no formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Compensation Committee (based in part on input from our Chief Executive Officer) determines subjectively what it believes to be the appropriate level and mix of the various compensation components. While we describe below the connection between each element of executive compensation and particular compensation objectives, we believe that each element promotes multiple compensation objectives.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. In establishing base salaries for 2019, our Compensation Committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the individual’s tenure at the Company, relative pay among the executive officers,  and our Chief Executive Officer’s input. Generally, we believe that executive base salaries should grow incrementally over time and that more of the “upside” of compensation should rest with the performance-based components (that is, cash bonuses and long-term equity incentive compensation).

Base salaries are reviewed at least annually by our Compensation Committee and are adjusted from time to time to realign salaries with market levels after taking into account the performance of the Company and each executive officer’s responsibilities, performance and experience.  In March 2019, our Compensation Committee established the 2019 base salaries of our executive officers as follows: Mr. Stone, $875,000, Mr. Kanwar, $575,000, Mr. Pedonti, $400,000, Mr. Frank, $750,000 and Mr. Boulanger, $550,000. On August 1, 2019, Mr. Boulanger transitioned into the role of Special Advisor to the Chief Executive Officer and his base salary was adjusted to $100,000 for the remainder of the year.  In March 2020, our Compensation Committee evaluated the base salaries of executive officers (except of Mr. Boulanger who retired as an employee on February 3, 2020) and decided not to make any changes from the levels described above.

Annual Cash Bonus

The payment of annual cash bonuses to our executive officers and other employees is discretionary, and for our executive officers, subject to the terms of our Executive Bonus Plan (the “Bonus Plan”). Annual cash bonuses are generally provided to employees whether or not we meet our budgeted results, but the amount available for bonuses to all employees, including the executive officers, varies according to our financial results. Annual cash bonuses are intended to compensate for strategic, operational and financial successes of the Company as a whole, as well as individual performance and growth potential.

For 2019, our Compensation Committee established the overall executive officer bonus pool  (as defined below). Our Compensation Committee has overall authority for determining 2019 annual bonus amounts for each executive officer, but considers proposals and recommendations from the Chief Executive Officer. Our Compensation Committee made a final decision with respect to 2019 annual bonuses in March 2020. In making bonus recommendations to our Compensation Committee for the executive officers, our Chief Executive Officer, after taking into account the positive or negative impact of events outside the control of management or an individual executive, made a subjective judgment of each executive’s performance in the context of a number of considerations, including the overall economy and our financial performance, revenues and financial position going into the new fiscal year, each executive’s (including his own) work in managing the business, establishing internal controls, mentoring staff, completing and integrating acquisitions, reducing costs, responding to market conditions and maintaining our profitability.

The decisions described below reflect the practice that our Compensation Committee does not fix a target bonus for each year; instead, subject to the terms of the Bonus Plan, it draws on subjective factors and executive officer performance evaluations in arriving at its bonus decisions.

Mr. Stone’s bonus for 2019 was $14,000,000. The Committee’s approval of Mr. Stone’s bonus took into account our profitability, his successful recruitment of new managers, his efforts to increase our revenues from $3.4 billion in 2018 to $4.6 billion in 2019 and our Adjusted Consolidated EBITDA from $1.3 billion in 2018 to $1.8 billion in 2019, his activities

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 15

regarding acquisitions including the completed acquisitions of Investrack and Algorithmics in 2019, and his maintenance of high-level relationships with our key clients.

Mr. Kanwar’s bonus for 2019 was $6,000,000.  The Committee’s approval of Mr. Kanwar’s bonus took into account his responsibilities as President and Chief Operating Officer, his role in the acquisitions of the Investrack and Algorithmics businesses, his contributions to our 2019 financial results and his attention to his overall executive management team.

Mr. Pedonti’s bonus for 2019 was $2,500,000. The Committee’s approval of Mr. Pedonti’s bonus took into account his solid management skills, his expanded role in personnel and investor relations matters, his role in negotiating and implementing the Investrack and Algorithmics businesses, his responsibility for maintaining our internal controls, and his success in building and maintaining a strong finance team.

Mr. Frank’s bonus for 2019 was $2,250,000.  The Committee’s approval of Mr. Frank’s bonus took into account his performance as Chief Legal Officer for our businesses, successful management of our litigation matters, the integration of operations of the Investrack and Algorithmics businesses and the successful administration of his overall legal team.

As a result of his transition to Special Advisor, and subsequent retirement in February 2020, Mr. Boulanger did not receive a bonus for 2019.

The bonus pool for executive officers is determined under the terms of our Bonus Plan, which, for 2019, was $24.75 million. Adjusted Consolidated EBITDA is a non-GAAP financial measure used in key financial covenants contained in our senior credit facilities, which are material facilities supporting our capital structure and providing liquidity to our business. Adjusted Consolidated EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), further adjusted to exclude stock compensation expense, unusual items and other adjustments permitted in calculating covenant compliance under the senior credit facilities, excluding acquired EBITDA. Adjusted Consolidated EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The following is a reconciliation of net income to Adjusted Consolidated EBITDA for fiscal 2019.

(in millions)	Year ended December 31, 2019
Net income	$438.5
Interest expense, net	404.9
Provision for income taxes	93.2
Depreciation and amortization	775.2
EBITDA	1,711.8
Stock-based compensation	72.4
Acquired EBITDA and cost savings(1)	49.6
Non-cash portion of straight-line rent expense	0.1
Loss on extinguishment of debt, net	7.1
Equity in earnings of unconsolidated affiliates, net	(3.6)
Purchase accounting adjustments(2)	14.0
ASC 606 adoption impact	19.0
Other(3)	7.1
Consolidated EBITDA	1,877.5
Less: acquired EBITDA	(49.6)
Adjusted Consolidated EBITDA	$1,827.9

(1)

Acquired EBITDA reflects the EBITDA impact of businesses that were acquired during the year as if the acquisition occurred at the beginning of the year, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and

16 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

income related to foreign currency transactions, investment gains and losses, facilities and workforce restructuring, legal settlements, business acquisitions and other items.

Stock Option Awards

Our Compensation Committee believes that equity-based incentive compensation is an important component of executive compensation. In 2019, our named executive officers were granted stock options that vest over four years from the date of grant.  Our Compensation Committee believes that our stock option program is an appropriate equity incentive vehicle because stock options promote long-term performance by providing rewards only if, and to the extent that, our stock price improves, which both aligns the interests of our named executive officers with those of our stockholders and encourages long-term, sustained growth, while also promoting retention through multi-year vesting.

On December 23, 2019, we awarded our named executive officers long-term incentive compensation under our Second Amended and Restated 2014 Stock Incentive Plan in the form of stock options to purchase an aggregate of 1,050,000 shares of our common stock. Of these option grants, Mr. Stone received an option to purchase 450,000 shares of our common stock, Mr. Kanwar received an option to purchase 275,000 shares of our common stock, Mr. Pedonti received an option to purchase 175,000 shares of our common stock, and Mr. Frank received an option to purchase 150,000 shares of our common stock. The number of options was subjectively determined by our Compensation Committee based on an assessment of the relative contributions and efforts of each executive officer and recommendations received from our Chief Executive Officer. These options have an exercise price of $61.16 per share, which was equal to the closing price of our common stock as reported on The Nasdaq Global Select Market on the date of the grant.

The options awarded on December 23, 2019 vest 25% on the first anniversary of grant and 1/36th each month thereafter until fully vested on the fourth anniversary of grant (subject to acceleration of vesting in connection with a change of control event and the other terms and conditions set forth in the plan and the award agreements), subject to the recipient’s continued service with the Company on each applicable vesting date.

Benefits and Perquisites

We offer a variety of benefit programs to all eligible employees, including our executive officers. Our executive officers generally are eligible for the same benefits on the same basis as other employees, including medical, dental and vision benefits, life insurance coverage and short-and long-term disability coverage. All eligible employees are also able to contribute to our 401(k) plan and receive matching Company contributions under the plan. In addition, our executive officers are entitled to reimbursement for reasonable business travel and other expenses incurred during the performance of their duties in accordance with our expense reimbursement policy.

We limit the use of perquisites as a method of compensation and provide our executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions.

Severance and Change of Control Benefits

Messrs. Stone and Frank are our only named executive officers with employment agreements. These agreements entitle each of Messrs. Stone and Frank to specified benefits in the event of the termination of employment under certain circumstances, as described in detail  under the captions “CEO Employment Agreement”, “Chief Legal Officer Employment Agreement” and “Potential Payments Upon Termination or Change of Control” below. Our Compensation Committee believes these employment agreements continue to be beneficial to the Company in retaining Messrs. Stone and Frank.

The time-based stock options awarded to our named executive officers and the restricted stock units awarded to Mr. Frank each vest in full immediately prior to the effectiveness of a change of control.  Our Compensation Committee believes this practice is appropriate and reasonable in order to encourage our executives to be open to responding to potential transactions beneficial to our stockholders without focusing on their personal compensation and employment in such transactions, particularly since our named executive officers other than Messrs. Stone and Frank do not have contractual severance protections.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 17

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make modifications to compensation policies where we deem it appropriate. For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to each other officer (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act. However, prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), certain compensation, including qualified “performance-based compensation,” was not subject to the deduction limit if certain requirements were met.

Under the TCJA, the qualified “performance-based compensation” exemption was repealed, effective for taxable years beginning after December 31, 2017, except to the extent that certain contractual arrangements in place prior to November 2, 2017

In the exercise of its business judgment, and in accordance with its compensation philosophy, our Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of SS&C Technologies Holdings, Inc.

Michael E. Daniels

Michael J. Zamkow

18 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Summary Compensation Table

The following table contains information with respect to the compensation earned by our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
William C. Stone	2019	875,000	—	6,730,791	14,000,000	14,534	21,620,325
Chief Executive Officer	2018	875,000	—	4,981,537	10,000,000	5,584	15,862,121
	2017	875,000	—	2,979,735	5,000,000	5,584	8,860,319
Rahul Kanwar	2019	575,000	—	4,113,261	6,000,000	8,945	10,697,206
Chief Operating Officer	2018	516,288	—	4,204,659	4,000,000	4,240	8,725,187
	2017	475,000	—	1,929,715	2,500,000	4,240	4,908,955
Patrick J. Pedonti	2019	400,000	—	2,617,530	2,500,000	13,334	5,530,864
Chief Financial Officer	2018	381,250	—	1,992,615	1,600,000	5,715	3,979,580
	2017	356,250	—	1,191,894	1,300,000	7,048	2,855,192
Joseph J. Frank	2019	750,000	—	2,243,597	2,250,000	9,932	5,253,529
Chief Legal Officer	2018	608,172	1,294,501	4,941,172	1,600,000	6,874	8,450,719
	2017	—	—	—	—	—	—
Normand A. Boulanger (4)	2019	362,500	—	—	—	10,151	372,651
Vice Chairman	2018	550,000	—	996,307	1,000,000	5,032	2,551,339
	2017	550,000	—	1,532,436	1,500,000	5,032	3,587,468

(1)

The amounts in this column reflect the aggregate accounting grant date fair value of stock-based awards granted to our named executive officers during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 13 of the notes to our audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2020.

(2)

Amounts reflected for the applicable year reflect cash bonus awards earned under the Bonus Plan for performance in such year and paid early in the following year, as described in “Executive and Director Compensation – Annual Cash Bonuses” above.

(3)

The amounts in this column reflect, for each named executive officer, the sum of (1) our contributions to the SS&C 401(k) savings plan and (2) our payments of life insurance premiums. In addition, it includes additional restricted stock units in an amount with a value of $2,997 and $2,460 on the date such dividend equivalents were credited by the Company in 2019 and 2018, respectively, to Mr. Frank in accordance with his right to receive any cash dividends and any stock dividends or distributions in the form of additional restricted stock units whenever the Company declares and pays a dividend or distribution of cash or shares in respect of the Company’s common stock.

(4)

Mr. Boulanger transitioned into a role as Special Advisor to the Chief Executive Officer on August 1, 2019.  On February 3, 2020, Mr. Boulanger retired as an employee and from his role as Special Advisor and continues to serve as a director on our Board.

CEO Employment Agreement

Mr. Stone’s employment agreement provides for the following:

•	The employment of Mr. Stone as the Chief Executive Officer of SS&C Holdings and SS&C;
•	Continuing automatic one-year renewal terms until terminated either by Mr. Stone or us upon 90 days’ notice of non-renewal of his employment;

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 19

•	An annual base salary of at least $875,000;
•	An opportunity to receive an annual bonus in an amount to be established by our Board based on Mr. Stone’s and the Company’s performance, as determined by our Compensation Committee;
•

If we terminate Mr. Stone’s employment without cause (as defined below), if Mr. Stone resigns for good reason (as defined below) prior to the end of the term of the employment agreement, or if Mr. Stone receives a notice of non-renewal of the employment term by us, Mr. Stone will be entitled to receive (1) an amount equal to 200% of his base salary and 200% of his average annual bonus, inclusive of stock and restricted stock that he received as a component of such bonus, over the three bonus years preceding the year of termination, (2) accelerated vesting of 50% of his then-unvested options and full vesting of any restricted stock and (3) three years of Company-paid coverage under certain health plans. In the event of Mr. Stone’s death or a termination of Mr. Stone’s employment due to any disability that renders Mr. Stone unable to perform his duties under the agreement for six consecutive months, Mr. Stone or his representative or heirs, as applicable, will be entitled to receive  (1) disability or death benefits (as applicable) in accordance with our programs and arrangements, (2) accelerated vesting as set forth above, and (3) a prorated amount of his average bonus for the three bonus years preceding the year of termination;

•

In the event of a change in control of the Company, if payments to Mr. Stone cause him to incur an excise tax under Section 4999 of the Internal Revenue Code, Mr. Stone will be entitled to an additional payment sufficient to cover such excise tax and any taxes associated with such payments;

•

Restrictive covenants, including non-competition and non-solicitation covenants pursuant to which Mr. Stone will be prohibited from competing with us or our affiliates and from soliciting our employees or customers during the period beginning on the effective date of Mr. Stone’s amended employment agreement (the “Amended Employment Agreement”) and ending on the date that is two years following Mr. Stone’s termination of employment.

For additional information on the severance and change of control benefits (including estimated costs), see “Potential Payments on Termination” below.

“Cause” means (a) Mr. Stone’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Stone’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Stone of an act of fraud or embezzlement against us or any of our subsidiaries as determined in good faith by a two-thirds majority of the Board; or (d) Mr. Stone’s breach of any material provision of the Amended Employment Agreement.

“Good reason” generally means the occurrence of any of the following events without Mr. Stone’s written consent: (a) an adverse change in Mr. Stone’s employment title; (b) a material diminution in Mr. Stone’s employment duties, responsibilities or authority, or the assignment to Mr. Stone of duties that are materially inconsistent with his position; (c) any reduction in Mr. Stone’s base salary, (d) any breach by us of any material provision of the Amended Employment Agreement, the Stockholders Agreement, or any other governing agreement between us and Mr. Stone; (e) a material diminution in Mr. Stone’s reporting line; or (f) a material diminution in our budget over which Mr. Stone retains authority.

Chief Legal Officer Employment Agreement

Mr. Frank’s employment agreement, as amended, provides for the following:

•	The employment of Mr. Frank as (i) Senior Vice President, Chief Legal Officer and Secretary;
•	Continuing automatic one-year renewal terms until terminated either by Mr. Frank or us upon 90 days’ notice of non-renewal of his employment;
•	An annual base salary of at least $750,000;
•	An opportunity to receive an annual bonus in an amount to be established by the Chief Executive Officer based on Mr. Frank’s and the Company’s performance, as determined by our Compensation Committee;
•

A guaranteed annual bonus in an amount not less than $1,250,000, with any excess over such amount to be established by Mr. Stone and our Board based on Mr. Frank’s and the Company’s performance, as determined by our Compensation Committee;

20 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

•

An opportunity to receive an annual grant of time-based stock options to purchase an amount of shares between 150,000 and 200,000 at the time of the Company’s normal equity-based award grant cycle (subject to the same vesting and other terms as are generally applicable to annual grants to senior executives under the plan);

•

A sign-on grant of (i) time-based stock options to purchase 300,000 shares of common stock under the Second Amended and Restated 2014 Stock Incentive Plan and (ii) 24,923 RSUs, with a grant date value of $1,200,000 based on the closing price of our common stock as reported on The Nasdaq Global Select Market on February 9, 2019;

•

If we terminate Mr. Frank’s employment without cause (as defined below), if Mr. Frank resigns for good reason (as defined below) prior to the end of the term of the employment agreement, or if Mr. Frank receives a notice of non-renewal of the employment term by us, Mr. Frank will be entitled to receive (1) an amount equal to 75% of his base salary and 75% of his guaranteed annual bonus and (2) reimbursement of the employer portion (for active employees) of insurance premiums for eighteen months of with respect to Mr. Frank’s COBRA premiums under certain health plans.  In the event of Mr. Frank’s death or a termination of Mr. Frank’s employment due to any disability that renders Mr. Frank unable to perform his duties under the agreement for six consecutive months, Mr. Frank or his representative or heirs, as applicable, will be entitled to receive  (1) disability or death benefits (as applicable) in accordance with our programs and arrangements, (2) cash payment equal to the sum of the Mr. Frank’s base salary, guaranteed annual bonus and performance annual bonus for the year in which death or disability occurs, multiplied by the greater of (A) 75% or (B) a fraction, the numerator of which is the number of days during such year that Mr. Frank was employed and the denominator of which is 365; and

•

Restrictive covenants, including non-competition and non-solicitation covenants pursuant to which Mr. Frank will be prohibited from competing with us or our affiliates and from soliciting our employees or customers during the period beginning on the effective date of Mr. Frank’s employment agreement and ending on the date that is two years following Mr. Frank’s termination of employment.

For additional information on the treatment of equity in connection with a termination or change of control (including estimated costs), see “Potential Payments on Termination” below.

“Cause” means (a) Mr. Frank’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Frank’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Frank of an act of fraud or embezzlement against us or any of our subsidiaries (other than a good faith expense dispute); or (d) Mr. Frank’s breach of any material provision of the Employment Agreement.

“Good reason” generally means the occurrence of any of the following events without Mr. Frank’s written consent: (a) an adverse change in Mr. Frank’s employment titles; (b) a material diminution in Mr. Frank’s employment duties, responsibilities or authority, or the assignment to Mr. Frank of duties that are materially inconsistent with his position; (c) any reduction in Mr. Frank’s base salary, guaranteed annual bonus or target performance annual bonus opportunity; (d) any breach by us of any material provision of the Employment Agreement, or any other governing agreement between us and Mr. Frank; or (e) a material diminution in Mr. Frank’s reporting line.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 21

2019 Grants of Plan-Based Awards

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2019 to our named executive officers. Named executive officers not listed in the table had no such grants during 2019.

Name	Grant date(1)		Estimated future payouts under non-equity incentive plan awards(2)		All other option awards: number of securities underlying options (#)		Exercise price of option awards ($/share)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)
William C. Stone	3/15/2019	—	14,000,000	—	—		—	—
	12/23/2019	—	—	—	450,000	(3)	61.16	6,730,791	(4)
Rahul Kanwar	3/15/2019	—	6,000,000	—	—		—	—
	12/23/2019	—	—	—	275,000	(3)	61.16	4,113,261	(4)
Patrick J. Pedonti	3/15/2019	—	2,500,000	—	—		—	—
	12/23/2019	—	—	—	175,000	(3)	61.16	2,617,530	(4)
Joseph J. Frank	3/15/2019	—	2,250,000	—	—		—	—
	12/23/2019	—	—	—	150,000	(3)	61.16	2,243,597	(4)
Normand A. Boulanger	3/15/2019	—	—	—	—		—	—
	12/23/2019	—	—	—	—		—	—

(1)	Cash awards were granted under our Bonus Plan and equity awards were granted under our Second Amended and Restated 2014 Stock Incentive Plan.
(2)

Because our Compensation Committee does not approve individual target amounts, the amounts indicated reflect actual 2019 cash bonus payments for each individual and are included in the Summary Compensation Table above.

(3)

These options are time-based options that vest as to 25% of the number of shares underlying the option on December 23, 2020 and vest as to 1/36th of the number of shares underlying the option each month thereafter until fully vested on December 22, 2023, subject to acceleration of vesting in connection with a change of control.

(4)

Amount reflects the aggregate accounting grant date fair value of stock-based awards to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 13 of the notes to our audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2020.

22 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

2019 Option Exercises and Stock Vested

The following table sets forth information concerning stock options that were exercised and stock awards that vested by our named executive officers in 2019 and the values realized.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
William C. Stone	255,000	13,150,733	—	—
Rahul Kanwar	—	—	—	—
Patrick J. Pedonti	157,500	7,847,037	—	—
Joseph J. Frank	—	—	4,182	230,112
Normand A. Boulanger	170,000	8,517,034	—	—

(1)	The dollar value realized on exercise represents the difference between the market value of the shares at the time of exercise and the respective per-share exercise price of the options.
(2)	The dollar value realized on vesting represents the market value of the shares at the time of vesting.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 23

Outstanding Equity Awards at 2019 Fiscal Year-End

The following equity awards granted to our named executive officers were outstanding as of December 31, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)
William C. Stone	280,000		—		6.74	10/3/2021	—		—
	400,000		—		11.22	12/27/2022	—		—
	340,000		—		21.10	12/20/2023	—		—
	380,000		—		28.27	12/19/2024	—		—
	420,000		—		33.89	12/22/2025	—		—
	225,000	(1)	75,000	(1)	29.25	12/21/2026	—		—
	175,000	(2)	175,000	(2)	40.44	12/20/2027	—		—
	125,000	(3)	375,000	(3)	44.28	12/14/2028	—		—
	—		450,000	(5)	61.16	12/20/2029	—		—

Rahul Kanwar	80,000		—		11.10	8/30/2022	—		—
	120,000		—		11.22	12/27/2022	—		—
	140,000		—		21.10	12/20/2023	—		—
	160,000		—		28.27	12/19/2024	—		—
	190,000		—		33.89	12/22/2025	—		—
	112,500	(1)	37,500	(1)	29.25	12/21/2026	—		—
	28,125	(4)	21,875	(4)	38.66	9/5/2027	—		—
	90,000	(2)	90,000	(2)	40.44	12/20/2027	—		—
	35,416	(6)	64,584	(6)	54.35	7/30/2028	—		—
	75,000	(3)	225,000	(3)	44.28	12/14/2028	—		—
	—		275,000	(5)	61.16	12/20/2029	—		—

Patrick J. Pedonti	50,000		—		11.22	12/27/2022	—		—
	120,000		—		21.10	12/20/2023	—		—
	130,000		—		28.27	12/19/2024	—		—
	160,000		—		33.89	12/22/2025	—		—
	90,000	(1)	30,000	(1)	29.25	12/21/2026	—		—
	70,000	(2)	70,000	(2)	40.44	12/20/2027	—		—
	50,000	(3)	150,000	(3)	44.28	12/14/2028	—		—
	—		175,000	(5)	61.16	12/20/2029	—		—

Joseph J. Frank	137,500		162,500	(7)	48.15	2/8/2028	—		—
	43,750		131,250	(3)	44.28	12/14/2028	—		—
	—		—		—	—	5,257	(8)	322,772	(9)
	—		150,000	(5)	61.16	12/20/2029	—		—

Normand A. Boulanger	170,000		—		6.74	10/3/2021	—		—
	200,000		—		11.22	12/27/2022	—		—
	170,000		—		21.10	12/20/2023	—		—
	180,000		—		28.27	12/19/2024	—		—

24 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

200,000		—		33.89	12/22/2025	—	—
116,246	(1)	38,754	(1)	29.25	12/21/2026	—	—
90,000	(2)	90,000	(2)	40.44	12/20/2027	—	—
25,000	(3)	75,000	(3)	44.28	12/14/2028	—	—

(1)

These options vested as to 25% of the number of shares underlying the option on December 21, 2017 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 21, 2020, subject to acceleration of vesting in connection with a change of control.

(2)

These options vested as to 25% of the number of shares underlying the option on December 22, 2018 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 21, 2021, subject to acceleration of vesting in connection with a change of control.

(3)

These options vested as to 25% of the number of shares underlying the option on December 17, 2019 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 16, 2022, subject to acceleration of vesting in connection with a change of control.

(4)

This option vested as to 25% of the number of shares underlying the option on September 7, 2018 and vests as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on September 6, 2021, subject to acceleration of vesting in connection with a change of control.

(5)

This option vests as to 25% of the number of shares underlying the option on December 22, 2020 and vests as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 22, 2023, subject to acceleration of vesting in connection with a change of control.

(6)

This option vests as to 25% of the number of shares underlying the option on August 2, 2019 and vests as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on August 1, 2022, subject to acceleration of vesting in connection with a change of control.

(7)

This option vests as to 25% of the number of shares underlying the option on February 10, 2019 and vests as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on February 9, 2022, subject to acceleration of vesting in connection with a change of control.

(8)

This restricted stock unit vested 50% at time of grant and continues to vest 1/36th of the remaining balance each month thereafter until fully vested on March 9, 2022, subject to acceleration of vesting in connection with a change of control.  The restricted stock units also receive a right to receive any cash dividends or dividends and distributions in the form of additional shares whenever the Company declares and pays a dividend or distributions on the shares.

(9)

The value of unvested RSUs is calculated by multiplying the number of unvested RSUs held by Mr. Frank by $61.40 (the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2019).

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 25

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2019, the number of securities outstanding under our equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans.

Plan category	Number of securities to be issued upon exercise of outstanding stock-based awards(1)(3) (#)	Weighted-average exercise price of outstanding stock-based awards ($)	Number of securities remaining available for future issuance under equity compensation plan(1)(2) (#)
Equity compensation plans approved by security holders	42,606,965	41.37	30,653,471
Equity compensation plans not approved by security holders	—	—	—
Total	42,606,965	41.37	30,653,471

(1)	Number of shares is subject to additional adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)

Shares available for future issuance may be issued in the form of stock options, restricted stock, unrestricted stock, restricted stock units, stock appreciation rights or other stock-based awards. Future stock-based awards are available for issuance only under the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan.

(3)

Consists of awards made under the 2006 Equity Incentive Plan, 2008 Stock Incentive Plan, the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan.

26 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Potential Payments upon Termination or Change of Control

William C. Stone

For a description of Mr. Stone’s employment agreement, see “CEO Employment Agreement” above.

The table below reflects the estimated amount of compensation payable to Mr. Stone in the event of termination of his employment or a change of control (or similar event, as defined in the applicable equity plan). The amounts shown assume that such termination or change of control was effective as of December 31, 2019. The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

Payments to William C. Stone upon termination or liquidity event/ change of control	Termination without cause, for good reason or upon notice of non- renewal ($)		For cause or without good reason(1) ($)	Change of control(2) ($)		Disability ($)		Death ($)
Base salary	1,750,000	(3)	—	—		—		—
Annual bonus	14,333,333	(4)	—	—		7,166,667	(5)	7,166,667	(5)
Stock options	6,303,625	(6)	—	12,607,250	(7)	6,303,625	(6)	6,303,625	(6)
Health and welfare benefits	2,898	(8)	—	—		—		—
Tax gross-up payment	—	(9)	—	—	(9)	—		—
Disability benefits	—		—	—		—		—
Life insurance proceeds	—		—	—		—
Total	22,389,856		—	12,607,250	(9)	13,470,292		13,470,292

(1)

In the event that Mr. Stone’s employment is terminated for cause or without good reason (each as defined under “CEO Employment Agreement” above), he will be entitled to his unpaid base salary through the date of the termination, payment of any annual bonus earned with respect to a completed fiscal year of SS&C that is unpaid as of the date of termination and any benefits due to him under any employee benefit plan, policy, program, arrangement or agreement.

(2)	Unvested time-based stock options will become fully vested and exercisable immediately prior to the effective date of a change of control.
(3)	Consists of 200% of Mr. Stone’s 2019 base salary.
(4)	Consists of 200% of Mr. Stone’s average bonus for 2016, 2017 and 2018.
(5)	Consists of a cash payment equal to the prorated amount of Mr. Stone’s average bonus for 2016, 2017 and 2018, payable within 60 business days of the date of termination.
(6)

Vesting acceleration with respect to unvested options to purchase an aggregate of 537,500 shares of our common stock, which is equal to 50% of all unvested options held by Mr. Stone on December 31, 2019, calculated based on the difference between the respective exercise price of the options and $61.40 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2019, the last business day of our fiscal year). Mr. Stone did not have any unvested restricted stock at December 31, 2019.

(7)

Vesting acceleration with respect to unvested options to purchase an aggregate of 1,075,000 shares of our common stock, which is equal to 100% of all unvested options held by Mr. Stone on December 31, 2019, calculated based on the difference between the respective exercise price of the options and $61.40 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2019).  Mr. Stone did not have any unvested restricted stock at December 31, 2019.

(8)	Represents three years of coverage under certain SS&C medical plans.
(9)

In the event that the severance and other benefits provided for in Mr. Stone’s employment agreement or otherwise payable to him in connection with a change of control constitute “parachute payments” within the meaning of

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 27

Section 280G of the Internal Revenue Code and are therefore subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Stone will receive (a) a payment from us sufficient to pay such excise tax and (b) an additional payment from us sufficient to pay the excise tax and U.S. federal and state income taxes arising from the “parachute payments” made by us to Mr. Stone.

Joseph J. Frank

For a description of Mr. Frank’s employment agreement, see “Chief Legal Officer Employment Agreement” above.

The table below reflects the estimated amount of compensation payable to Mr. Frank in the event of termination of his employment or a change of control (or similar event, as defined in the applicable equity plan).  The amounts shown assume that such termination or change of control was effective as of December 31, 2019.  The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

Payments to Joseph J. Frank upon termination or liquidity event/ change of control	Termination without cause, for good reason or upon notice of non- renewal ($)		For cause or without good reason(1) ($)	Change of control(2) ($)		Disability ($)		Death ($)
Base salary	562,500	(3)	—	—		562,500	(3)	562,500	(3)
Guaranteed annual bonus	937,500	(4)	—	—		937,500	(4)	937,500	(4)
Performance annual bonus	—		—			375,000	(5)	375,000	(5)
Stock options/awards	—		—	4,758,897	(6)	—		—
Health and welfare benefits	27,434	(7)	—	—		—		—
Tax gross-up payment	—		—	—		—		—
Disability benefits	—		—	—		—		—
Life insurance proceeds	—		—	—		—
Total	1,527,434		—	4,758,897		1,875,000		1,875,000

(1)

In the event that Mr. Frank’s employment is terminated for cause or without good reason (each as defined under “Chief Legal Officer Employment Agreement” above), he will be entitled to his unpaid base salary through the date of the termination, payment of any annual bonus earned with respect to a completed fiscal year that is unpaid as of the date of termination and any benefits due to him under any employee benefit plan, policy, program, arrangement or agreement.

(2)	Unvested time-based stock options and restricted stock units will become fully vested and exercisable immediately prior to the effective date of a change of control.
(3)	Consists of 75% of Mr. Frank’s 2019 base salary.
(4)	Consists of 75% of Mr. Frank’s guaranteed annual bonus.
(5)

Consists of a cash payment equal to Mr. Frank’s performance annual bonus for the year in which death or disability occurs.  Such payment will be determined according to actual performance, which is assumed to be at target performance in the table above.

(6)

Consists of (i) vesting acceleration with respect to unvested options to purchase an aggregate of 443,750 shares of our common stock and (ii) vesting acceleration with respect to 5,257 unvested restricted stock units, which is equal to 100% of all unvested options and restricted stock units, as applicable, held by Mr. Frank on December 31, 2019.  The value of acceleration of the vesting of stock options is calculated based on the difference between the respective exercise price of the options and $61.40 (the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2019).  The value of acceleration of the vesting of restricted stock units is based on the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2019.

28 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

(7)	Represents 18 months of coverage of the employer portion of insurance premiums with respect to Mr. Frank’s COBRA continuation premiums under SS&C medical plans.

In the event that the severance and other benefits provided for in Mr. Frank’s employment agreement or otherwise payable to him in connection with a change of control constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and are therefore subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Frank will receive such payments reduced to the largest amount that will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided however that if it is determined that the net after-tax amounts Mr. Frank would receive, after taking into account both income taxes and any excise tax imposed under Section 4999 of the Code is greater than the net after-tax amount of the amount reduced, Mr. Frank will instead receive the amounts unreduced.

Other Named Executive Officers

Assuming a termination date of December 31, 2019, other than Messrs. Stone and Frank, none of our named executive officers had any arrangement providing for severance payments. Time-based stock options granted under our 2006 Equity Incentive Plan, 2008 Stock Incentive Plan and Second Amended and Restated 2014 Stock Incentive Plan will become fully vested and exercisable immediately prior to the effective date of a change of control.

As of December 31, 2019, Messrs. Kanwar, Pedonti, and Boulanger held the following unvested stock options that would have become fully vested upon a change of control.

Name	Number of shares underlying unvested options (#)	Value of unvested options ($)(1)
Rahul Kanwar	713,959	7,962,780
Patrick J. Pedonti	425,000	5,041,700
Normand A. Boulanger	203,754	4,416,341

(1)

The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $61.40 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2019) and then deducting the aggregate exercise price for these options.

Normand A. Boulanger

Pursuant to a letter agreement, on August 1, 2019, Mr. Boulanger transitioned into a role as Special Advisor to the Chief Executive Officer. The letter agreement provides that Mr. Boulanger was to receive a salary of $100,000 and be eligible to receive an annual cash incentive bonus, at the Company’s sole discretion, based on his efforts on leading the SS&C Singularity project in addition to such other duties and responsibilities as may be agreed.  Mr. Boulanger’s equity awards continued to vest in accordance with the schedule set forth in the individual grant agreements.  On February 3, 2020, Mr. Boulanger retired as an employee of SS&C and as Special Advisor to the Chief Executive Officer and continues to serve as a director on our Board.

2019 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of the Pay Ratio Rule, we are providing the following estimated information for 2019:

•	the annual total compensation of our Chief Executive Officer was $21,620,325;
•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $133,054; and
•	the ratio of these two amounts was 162 to 1.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 29

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify our “median employee”, we first determined our total employee population as permitted under the Pay Ratio Rule. We determined that, as of December 31, 2019 (the date we selected for purposes of identifying our median employee), our employee population consisted of approximately 22,945 individuals (of which approximately 48% were located in the United States and 52% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.

Adjustments to our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population for purposes of identifying our “median employee” by excluding 1,054 (or 4.6%) of our employees who were located in certain jurisdictions outside of the United States, as follows: 567 employees from Thailand, 182 employees from China; 144 employees from Pakistan; 76 employees from Malaysia; 56 employees from Romania; 24 employees from Brazil; and 5 employees from South Korea.

After taking into account this adjustment to our employee population, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 21,891 individuals.

Determining our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared these employees’ base pay. In making this determination, we annualized the compensation of our full-time and part-time employees who were hired in 2019 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

We did not make any cost-of-living adjustments in identifying our “median employee”.

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United Kingdom, with base pay in the amount of $53,044.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2019 (as set forth in the 2019 Summary Compensation Table on page 19 of this Proxy Statement).

Our CEO’s annual total compensation for 2019 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2019 Summary Compensation Table.

30 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

2019 Director Compensation

For 2019, Ms. Conjeevaram and Messrs. Daniels, Michael, Varsano and Zamkow each received an annual retainer fee of $25,000 and a Board meeting attendance fee of $2,500 per meeting (if attended in person), as well as the equity compensation described below. Members of our Audit Committee received a committee attendance fee of $1,500 per meeting (payable for in-person and telephonic attendance). Mr. Stone and Mr. Boulanger, as employees of the Company, do not receive any additional compensation for Board service.  All of our directors are reimbursed for reasonable out-of-pocket expenses associated with their service on the Board. The following table contains information with respect to the compensation of our non-employee directors for fiscal 2019.

Name	Fees earned or paid in cash ($)		Option award(4) ($)	Total ($)
Smita Conjeevaram	42,500	(1)	39,823	82,323
Michael E. Daniels	35,000	(2)	39,823	74,823
Jonathan E. Michael	42,500	(1)	39,823	82,323
David A. Varsano	42,500	(1)	39,823	82,323
Michael J. Zamkow	32,500	(3)	39,823	72,323

(1)	Includes an annual retainer of $25,000, $10,000 for attending Board meetings in person and $7,500 for attending Audit Committee meetings.
(2)	Includes an annual retainer of $25,000 and $10,000 for attending Board meetings in person.
(3)	Includes an annual retainer of $25,000 and $7,500 for attending Board meetings in person.
(4)

The amounts in this column reflect the aggregate accounting grant date fair value of options granted to our non-employee directors in fiscal 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 13 of the notes to our audited consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2020. At the time of the Company’s annual stockholders meeting on May 15, 2019, each non-employee director not employed by the Company was granted a stock option to purchase 3,000 shares of our common stock at an exercise price of $58.71 per share. These grants to our non-employee directors are 100% vested and exercisable on the date of grant and expire on May 15, 2029.  As of December 31, 2019, the aggregate number of stock options outstanding for each of our non-employee directors was as follows:  Ms.Conjeevaram—57,500; Mr. Daniels—69,500; Mr. Michael—81,500; Mr. Varsano—56,500; and Mr. Zamkow—63,500.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 31

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our books, records and accounts for fiscal 2020. This appointment is being presented to the stockholders for ratification at the 2020 annual meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of PwC are expected to be present at the 2020 annual meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

The following table summarizes the fees of PwC billed to us for each of fiscal 2019 and fiscal 2018 (in thousands).

Nature of Service	2019	2018
Audit Fees(1)	$9,456,054	$10,116,589
Audit-Related Fees(2)	4,677,001	6,862,853
Tax Fees(3)	1,254,987	1,576,054
All Other Fees(4)	19,383	7,884
Total	$15,407,425	$18,563,380

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and services related to our filing of a Registration Statement on Forms S-4 in 2018 and S-8 in 2019, such as the issuance of consents.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to accounting consultations in connection with acquisitions, procedures performed for SSAE 16 reports, attest services that are not required by statute or regulation and consultations concerning internal controls, financial accounting and reporting standards.

(3)

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services . Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities.

(4)	All other fees for 2019 and 2018 consist of other advisory and consulting services.

All the services described above were approved by our Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the independent registered public accounting firm. The Audit Committee must pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee. The Audit Committee annually approves the scope and fee estimates for the quarterly reviews, year-end audit, statutory audits and tax work to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project thresholds and annual thresholds. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

32 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Proxies solicited by management will be voted for the ratification of the appointment of PwC unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
OUR FISCAL YEAR ENDING DECEMBER 31, 2020.

Report of the Audit Committee of the Board of Directors

Our Audit Committee has reviewed our audited financial statements for fiscal 2019 and has discussed these financial statements with our management and PwC, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the Audit Committee of the Board of Directors of SS&C Technologies Holdings, Inc.

Jonathan E. Michael (Chair)

Smita Conjeevaram

David A. Varsano

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 33

Document Headline

Subhead

Ownership of Our Common Stock

This table presents information concerning the beneficial ownership of the shares of our common stock as of March 23, 2020. Specifically, the table reflects beneficial ownership information about:

•	each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable or exercisable within 60 days of March 23, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of the persons and entities listed on the table is c/o SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, CT 06095.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
5% Stockholders
William C. Stone (1)	34,257,391	13.3%
Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	20,291,673	7.9%
Janus Henderson Group plc (3) 201 Bishopsgate EC2M 3AE United Kingdom, Jersey, Channel Islands	19,110,286	7.5%
Wellington Management Group LLP (4) 280 Congress Street Boston, MA 02210	15,357,578	6.0%
Other Directors and Named Executive Officers
Normand A. Boulanger (5)	1,426,557	*
Rahul Kanwar (6)	1,160,208	*
Patrick J. Pedonti (7)	547,916	*
Joseph J. Frank (8)	235,574	*
Michael J. Zamkow (9)	147,700	*
Jonathan E. Michael (10)	143,034	*
David A. Varsano (11)	88,500	*
Michael E. Daniels (12)	69,500	*
Smita Conjeevaram (13)	63,500	*
All directors and executive officers, as a group, including Mr. Stone (10 persons) (14)	38,139,880	14.6%

*	Represents less than one percent of the outstanding shares of common stock.

34 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Document Headline

Subhead

(1)	Includes 2,464,791 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(2)

Consists of 20,291,673 shares of common stock reported as beneficially owned by The Vanguard Group over which The Vanguard Group reports sole voting power of 177,889 shares of common stock, shared voting power of 62,233, sole dispositive power of 20,070,146 shares of common stock and shared dispositive power of 221,527 shares of common stock.  We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 10, 2020.

(3)

Consists of 19,110,286 shares of common stock reported as beneficially owned by Janus Henderson Group plc including 19,110,286 shares of common stock over which Janus Henderson Group plc reports shared voting power and shared dispositive power. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 13, 2020.

(4)

Consists of 15,357,578 shares of common stock reported as beneficially owned by Wellington Management Group LLP including 13,319,328 shares of common stock over which Wellington Management Group LLP reports shared voting power and 15,357,578 shares of common stock over which Wellington Management Group LLP reports shared dispositive power.  We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 14, 2020.

(5)	Includes 1,196,557 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(6)	Consists of 1,110,208 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(7)	Includes 547,916 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(8)	Consists of 230,729 shares of our common stock subject to outstanding options exercisable on or within the 60-day period following March 23, 2020.
(9)	Includes 63,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(10)	Includes 81,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(11)	Includes 34,420 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(12)	Consists of 69,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(13)	Consists of 57,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.
(14)	Includes 5,856,621 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 23, 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based on a review of the copies of such forms provided to us and written representations furnished to us, we believe that during fiscal 2019, all reports required by Section 16(a) to be filed by these persons were filed on a timely basis.

35 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Document Headline

Subhead

Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we have been or are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has had or has a direct or indirect material interest. Such a transaction, arrangement or relationship is referred to as a “related person transaction.”

Any related person transaction must be reported to our Chief Legal Officer and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If the Chief Legal Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of the Chief Legal Officer; provided, however, that the Chief Legal Officer may present a related person transaction arising in the time period between meetings of the Audit Committee to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to ratification by the Audit Committee at its next meeting. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that it has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose any conditions it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following do not create a material direct or indirect interest on behalf of a related person and, therefore, are not related person transactions for purposes of our related person transaction policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members (as defined in the policy) are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or

•	a transaction that is specifically contemplated by provisions of the Certificate or By-laws of the Company.

36 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Related Person Transactions

Stockholders Agreement

The Company is a party to a Stockholders Agreement with Mr. Stone that entitles him to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer.  The number of Board members Mr. Stone is entitled to nominate (including himself) will be reduced to one director if Mr. Stone holds less than 15% of our common stock. Mr. Stone’s rights under the Board nomination provisions of the Stockholders Agreement will terminate at such time as he holds less than 10% of our common stock.

The provisions of the Stockholders Agreement also require that, so long as Mr. Stone is a member of our Board and the Chief Executive Officer of the Company, he will serve as Chairman of the Board.

Registration Rights Agreement

The Company and Mr. Stone are parties to a Registration Rights Agreement, under which Mr. Stone can demand that we file a registration statement for all or a portion of his common stock. Mr. Stone is also entitled to request that his shares be covered by a registration statement that we are otherwise filing with respect to our common stock. In either event, the Company is required to pay all expenses of Mr. Stone in connection with the registration (other than underwriting discounts and commissions and transfer taxes applicable to the sale of registerable securities). The Registration Rights Agreement also provides that the Company will indemnify Mr. Stone, and Mr. Stone will indemnify the Company, for certain matters in connection with the registration of Mr. Stone’s shares. The registration rights in the Registration Rights Agreement are subject to certain conditions and limitations specified in the Registration Rights Agreement, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

Preferred Stock Investment

On February 27, 2020, the Company entered into a Series A Convertible Share Purchase Agreement with SILAC, Inc. (“SILAC”), pursuant to which the Company acquired 40 million shares of series A convertible preferred stock of SILAC for a purchase price of $40.0 million. Mr. William C. Stone, our Chairman of the Board of Directors and Chief Executive Officer, has an economic interest in SILAC and is a member of its board of directors. Accordingly, the transaction constitutes a “related person transaction” under our related person transaction policy. Our audit committee and the independent members of our Board of Directors authorized and approved the transaction. Mr. Stone did not participate in the Board of Directors’ consideration of the transaction.

Other transactions

Robert S. Stone, the son of our Chief Executive Officer, is employed by SS&C as a sales representative. From January 1, 2019 through December 31, 2019, Robert Stone was paid $1,791,837 as salary, commissions, grant date fair value of options and other compensation related to his employment at SS&C.

Sabrina Goff, the sister of Rahul Kanwar, our President and Chief Operating Officer, is employed by SS&C in its fund administration business. From January 1, 2019 through December 31, 2019, Ms. Goff was paid $245,364 as salary, grant date fair value of options and other compensation related to her employment at SS&C.

Justine Stone, the daughter of our Chief Executive Officer, is employed by SS&C in investor relations. From January 1, 2019 through December 31, 2019, Justine Stone was paid $395,155 as salary, grant date fair value of options and other compensation related to her employment at SS&C.

Elizabeth Stone, the daughter of our Chief Executive Officer, is employed by SS&C in its fund administration business. From January 1, 2019 through December 31, 2019, Elizabeth Stone was paid $253,365 as salary, grant date fair value of options and other compensation related to her employment at SS&C.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 37

Information About the 2020 Annual Meeting

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the 2020 annual meeting. However, to ensure that your shares are represented at the 2020 annual meeting and that the Company has the quorum necessary to convene the 2020 annual meeting and conduct business, even if you plan to attend the 2020 annual meeting in person, please complete, sign, date and return the enclosed proxy card promptly. Submitting a proxy or voting instructions in advance will not prevent you from attending the 2020 annual meeting and voting in person, if you so desire. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention is appreciated.

Voting Procedures

You may vote either in person at the 2020 annual meeting, over the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or by proxy. To vote by proxy, you must:

•	Complete all of the required information on the proxy card.
•	Date and sign the proxy card.
•	Return the proxy card in the enclosed postage-paid envelope. We must receive your proxy card before the 2020 annual meeting for your proxy to be valid and for your vote to count.
•

If you are not the stockholder of record and hold shares through a bank, broker or other nominee, such agent may have special voting instructions that you should follow. You should contact your bank, broker or other nominee to obtain instructions for voting your shares.

Whether or not you expect to be present in person at the 2020 annual meeting, you are requested to complete, sign, date and return the enclosed form of proxy (or, if you are a stockholder accessing these proxy materials via the internet, you are requested to vote by following the instructions for voting provided in the Notice). The shares represented by your proxy will be voted in accordance with your instructions. If you attend the 2020 annual meeting, you may vote by ballot. If you want to vote in person at the 2020 annual meeting and you own your shares through a bank, broker or other nominee, you must obtain a proxy from that party in its capacity as owner of record for your shares and bring the proxy to the 2020 annual meeting.

Your properly completed proxy card will appoint William C. Stone, Patrick J. Pedonti and Joseph J. Frank as proxy holders, or your representatives, to vote your shares in the manner directed therein by you.  Mr. Stone is our Chairman and Chief Executive Officer, Mr. Pedonti is our Senior Vice President and Chief Financial Officer and Mr. Frank is our Senior Vice President, Chief Legal Officer and Secretary. Your proxy permits you to direct the proxy holders to:

•	vote “FOR” or withhold your votes from any of the three nominees for director;
•	vote “FOR,” “AGAINST” or “ABSTAIN” from the non-binding resolution to approve the compensation of our named executive officers;
•	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020.

All shares entitled to vote and represented by properly completed proxies received prior to the 2020 annual meeting and not revoked will be voted at the 2020 annual meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the election of the nominee for director, “FOR” the non-binding resolution to approve the compensation of our named executive officers and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020 and in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other matters that may properly come before the 2020 annual meeting.

38 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than the date of your previously delivered proxy, (2) voting in person at the 2020 annual meeting, or (3) changing your vote or revoking your proxy over the internet, or (4) sending a written revocation to our Corporate Secretary at our principal executive offices. Shares represented by valid proxies that are received prior to the 2020 annual meeting and not revoked at or prior to the 2020 annual meeting will be voted at the 2020 annual meeting.

Stockholders Entitled to Vote

Our Board has fixed March 23, 2020 as the record date for the 2020 annual meeting. You are entitled to vote (in person or by proxy) at the 2020 annual meeting if you were a stockholder of record on the record date. On the record date, we had 256,059,373 shares of common stock outstanding (each of which entitles its holder to one vote). Holders of shares of our common stock do not have cumulative voting rights.

Quorum

For all proposals on the agenda for the 2020 annual meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote must be present at the 2020 annual meeting in person or represented by proxy to constitute a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as broker non-votes (as described below), will be counted toward establishing a quorum.

Votes Required

For Proposal 1, each of the director nominees will be elected by a plurality vote of the shares of common stock present at the 2020 annual meeting in person or represented by proxy and entitled to vote. Shares for which the vote is properly withheld and broker non-votes will not be counted toward the nominee’s achievement of a plurality and will have no effect on the election of the director.

For Proposal 2, approval of the compensation of our named executive officers, and Proposal 3, ratification of the selection of the independent registered public accounting firm, the affirmative vote of the holders of a majority of the votes cast will be required for approval. Shares that abstain and broker non-votes will not be counted as votes in favor of any proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any proposal.

If you hold shares of common stock through a bank, broker or other nominee, that party may under certain circumstances vote your shares if you do not timely provide them with voting instructions. Banks, brokers or other nominees have discretionary authority to vote customers’ unvoted shares on routine matters. Your bank, broker or other nominee cannot vote your shares on any matter that is not considered a routine matter. Proposal 3, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020, is considered a routine matter. Proposal 1, the election of three Class I directors and Proposal 2, approval of the compensation of our named executive officers, are not considered routine matters. Shares for which a bank, broker or other nominee cannot vote on a particular matter because that party does not have discretionary voting authority to do so are considered “broker non-votes” on these matters.

Solicitation of Proxies

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Banks, brokers or other nominees will be requested to forward solicitation materials to the beneficial owners of shares of record held by them, and we will reimburse them for their reasonable expenses.

How We Use the E-Proxy Process (Notice & Access)

We will distribute proxy materials to certain of our stockholders over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials. This “e-proxy” process, which was approved by the SEC in 2007, expedites our stockholders’ receipt of these materials, lowers the costs of proxy solicitation

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 39

and reduces the environmental impact of our annual meeting. If you received a Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available for viewing, printing and downloading at http://www.ssctech.com/2020annualmeeting.

If you received printed materials and would like to sign up to receive proxy materials electronically in the future, you may do so by following the instructions below.

•

If you are a record holder (your shares are registered in your name with our transfer agent) and you would like to receive future proxy materials electronically, please visit http://www.ssctech.com/2020annualmeeting and follow the instructions provided there to request electronic delivery. If you choose this option, you will receive an e-mail with links to access the materials and vote your shares, and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you are a beneficial owner (you hold your shares through a bank, broker or other intermediary) and you would like to receive future proxy materials electronically, please refer to the information provided by the intermediary for instructions on how to elect this option.

40 |  Notice of 2020 Annual Meeting of Stockholder and Proxy Statement

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the 2020 annual meeting and the advance notice period applicable to the 2020 annual meeting as prescribed by our By-laws has expired. If any other business should properly come before the 2020 annual meeting, the proxies will be voted in the discretion of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Stockholder Proposals and Director Nominations

For 2020 Annual Meeting

Proposals of stockholders intended to be presented at the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 8, 2020 in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, Attention: Corporate Secretary.

In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must contain the information required by our By-laws and be delivered by the stockholder and received by the Secretary at our principal executive offices (i) no earlier than 120 days before and no later than 90 days before the first anniversary of the date of the preceding year’s annual meeting; or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary date, (a) no earlier than 120 days before the annual meeting and (b) no later than 90 days before the annual meeting or 10 days after the day that notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2020 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2021 annual meeting (other than one to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act) should notify us no earlier than January 20, 2021 and no later than February 19, 2021.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, Connecticut 06095, or call 860-298-4500.

Notice of 2020 Annual Meeting of Stockholder and Proxy Statement | 41

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0 0 0  0  0 0  0000451989_1 R1.0.1.18  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  1. The election of the nominees listed below as  Class I directors.  Nominees  01) Normand A. Boulanger 02) David A. Varsano 03) Michael J. Zamkow  SS&C TECHNOLOGIES HOLDINGS, INC.  C/O SS&C TECHNOLOGIES INC  ATTN: INVESTOR RELATIONS  80 LAMBERTON ROAD  WINDSOR, CT 06095  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on 05/19/2020. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create  an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow  the instructions above to vote using the Internet and, when prompted, indicate that you  agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on 05/19/2020. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain  2. The approval of the compensation of the named executive officers.  3. The ratification of PricewaterhouseCoopers LLP as SS&C's independent registered public accounting firm for the  fiscal year ending December 31, 2020.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the  possibility that the Company's annual stockholder meeting may be held solely by means of remote communication. If  we take this step, we will announce the decision to do so in advance, and details on how to participate will be  set forth in a press release issued by the Company and available at www.ssctech.com.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name by authorized officer.  For address change/comments, mark here.  (see reverse for instructions) Yes No  Please indicate if you plan to attend this meeting 0000451989_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are  available at www.proxyvote.com  SS&C TECHNOLOGIES HOLDINGS, INC.  Annual Meeting of Stockholders  May 20, 2020 9:00 AM EDT  This proxy is solicited by the Board of Directors  The undersigned hereby appoints William C. Stone, Patrick J. Pedonti and Joseph J. Frank as proxy holders,  each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of  Common Stock of SS&C Technologies Holdings, Inc. held of record by the undersigned on March 23, 2020, at  the Annual Meeting of Stockholders to be held at SS&C Technologies, Inc., 151 W. 42nd Street, Sixth Floor, New  York, NY 10036 at 9:00 a.m., EDT, on Wednesday, May 20, 2020, or any adjournment or postponement thereof.  If you sign and return this proxy card but do not give any direction, this proxy will be voted FOR the  nominees listed in Proposal 1 and FOR Proposals 2, and 3, and at the discretion of the proxies upon  such other matters as may properly come before the Annual Meeting and at any adjournment or  postponement thereof.  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)  Address change/comments:  Continued and to be signed on reverse side